                                                                    EXHIBIT 99.2



                         Report of Independent Auditors


Board of Directors
Williams Pipe Line Company, LLC

We have audited the accompanying consolidated balance sheets of Williams Pipe Line Company, LLC as of December 31, 2001 and 2000, and the related consolidated statements of income and member's equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Williams Pipe Line Company, LLC at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.


                                                 Ernst & Young LLP


Tulsa, Oklahoma
March 14, 2002

                         Williams Pipe Line Company, LLC

              Consolidated Statements of Income and Member's Equity
                                 (In thousands)





                                                                         YEAR ENDED DECEMBER 31,
                                                                   1999            2000            2001
                                                               ------------    ------------    ------------
Transportation revenues:
     Third party                                               $    233,666    $    239,540    $    243,872
     Affiliate                                                        9,053           6,089          10,968
Product sales revenues:
     Third party                                                      1,607          15,849          40,302
     Affiliate                                                       69,143          91,024          66,385
Affiliate construction and management fee revenues                   17,875           1,852           1,018
                                                               ------------    ------------    ------------
          Total revenue                                        $    331,344    $    354,354    $    362,545

Costs and expenses:
     Operating expenses                                             102,964         111,410         123,566
     Product purchases                                               59,230          94,141          95,268
     Affiliate construction expenses                                 15,464           1,025              --
     Depreciation                                                    21,060          22,413          24,019
     General and administrative expenses                             41,604          39,243          38,410
                                                               ------------    ------------    ------------
          Total costs and expenses                             $    240,322    $    268,232    $    281,263
                                                               ------------    ------------    ------------
Operating profit                                               $     91,022    $     86,122    $     81,282

Interest expense                                                     14,392          14,182           7,927
Interest income                                                        (169)         (1,680)         (2,493)
Other (income) expense, net                                          (1,511)           (849)            398
                                                               ------------    ------------    ------------
Income before income taxes                                     $     78,310    $     74,469    $     75,450
Provision for income taxes                                           29,977          28,572          29,325
                                                               ------------    ------------    ------------
Net income                                                     $     48,333    $     45,897    $     46,125

Member's equity at beginning of year                           $    153,963    $    202,296    $    248,193
                                                               ------------    ------------    ------------

Member's equity at end of year                                 $    202,296    $    248,193    $    294,318
                                                               ============    ============    ============


See accompanying notes.

                         Williams Pipe Line Company, LLC

                           Consolidated Balance Sheets
                                 (In thousands)


                                                                   YEAR ENDED DECEMBER 31,
                                                                   2000             2001
                                                               -------------    -------------
ASSETS
Current assets:
    Cash                                                       $          10    $           6
    Accounts receivable - trade                                        8,922            5,607
    Accounts receivable - affiliate                                   20,269            3,512
    Other accounts receivable                                         19,430            9,482
    Inventories                                                        7,935           20,854
    Deferred income taxes - affiliate                                  4,107            1,690
    Other assets                                                       7,524            3,058
                                                               -------------    -------------
Total current assets                                           $      68,197    $      44,209

Property, plant and equipment, at cost                         $     936,701    $     957,687
    Less accumulated depreciation                                   (301,247)        (323,327)
                                                               -------------    -------------
    Net property, plant and equipment                          $     635,454    $     634,360

Investment in Longhorn Partners Pipeline                                 924              924
Long-term receivable - Longhorn Partners Pipeline                     16,837           16,837
Other noncurrent assets and deferred charges                          10,242            8,785
                                                               -------------    -------------
Total assets                                                   $     731,654    $     705,115
                                                               =============    =============

LIABILITIES
Current liabilities:
    Accounts payable - trade                                   $       6,540    $       6,841
    Accounts payable - affiliate                                       8,485            3,476
    Accrued liabilities                                               38,002           35,098
    Deferred revenue                                                   4,722            5,103
                                                               -------------    -------------
Total current liabilities                                      $      57,749    $      50,518

Long-term notes payable - affiliate                                  206,769          138,172
Deferred income taxes - affiliate                                    143,195          147,029
Deferred income and other liabilities                                  5,294            4,624

Commitments and contingencies

Member's equity                                                $     318,647    $     364,772
                                                               -------------    -------------

Total liabilities and member's equity                          $     731,654    $     705,115
                                                               =============    =============

See accompanying notes.

                         Williams Pipe Line Company, LLC

                      Consolidated Statements of Cash Flows
                                 (In thousands)


                                                                                YEAR ENDED DECEMBER 31,
                                                                        1999             2000             2001
                                                                    -------------    -------------    -------------
Cash flows from operating activities:
   Net income                                                       $      48,333    $      45,897    $      46,125
   Adjustments to reconcile net income to net cash
    provided from operating activities:
     Depreciation                                                          21,060           22,413           24,019
     Provision for deferred income taxes                                   18,239              387            6,251
     (Gain) loss on sale of property, plant and                              (163)              --            1,307
     equipment
Cash provided (used) by operating assets and liabilities:
   Accounts receivable and other accounts receivable                         (374)          (8,309)          13,263
   Inventories                                                             12,774            2,494          (12,919)
   Other current assets                                                     1,945           (5,700)           4,466
   Accounts payable, accrued liabilities and
     deferred revenue                                                     (10,550)           2,075           (2,222)
   Affiliate accounts receivable and accounts payable                        (730)          (9,789)          11,748
   Other noncurrent assets and deferred charges                             8,356          (10,453)           1,457
   Deferred revenue and other noncurrent liabilities                      (20,077)             406             (670)
                                                                    -------------    -------------    -------------
Net cash provided by operating activities                           $      78,813    $      39,421    $      92,825

Cash flow from investing activities:
   Purchases of property, plant and equipment                             (40,173)         (32,697)         (24,232)
                                                                    -------------    -------------    -------------
Net cash used by investing activities                               $     (40,173)   $     (32,697)   $     (24,232)

Cash flow from financing activities:
   Repayments on affiliate long-term notes payable                        (38,639)          (6,724)         (68,597)
                                                                    -------------    -------------    -------------
Net cash used by financing activities                               $     (38,639)   $      (6,724)   $     (68,597)
                                                                    -------------    -------------    -------------

Net increase (decrease) in cash                                     $           1    $          --    $          (4)

Cash at beginning of year                                           $           9    $          10    $          10
                                                                    -------------    -------------    -------------

Cash at end of year                                                 $          10    $          10    $           6
                                                                    =============    =============    =============


See accompanying notes.

                         Williams Pipe Line Company, LLC

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Williams Pipe Line Company, LLC (Williams Pipe Line) is a wholly owned subsidiary of Williams Energy Services, LLC (Energy Services), a wholly owned subsidiary of The Williams Companies, Inc. (Williams).

Williams Pipe Line operates a petroleum products pipeline system, which covers an 11-state area in the Midwest.

Williams and Energy Services charge their subsidiaries, including Williams Pipe Line, for certain corporate general and administrative expenses, which are directly identifiable or allocable to the subsidiaries, and other general corporate expenses based on a three-factor formula that considers operating margins, property, plant and equipment and payroll.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Williams Pipe Line and its subsidiaries, WillBros Terminal Company and Williams Terminals Company. Effective March 8, 2002, these subsidiaries were dissolved.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

REGULATORY REPORTING

Williams Pipe Line is regulated by the Federal Energy Regulatory Commission
(FERC) which prescribes certain accounting principles and practices for the annual Form 6 Report filed with the FERC which differ from those used in these financial statements. Such differences relate primarily to capitalization of interest, accounting for subsidiaries as equity investments and other adjustments and are not significant to the financial statements.

INVENTORY VALUATION

Inventory is comprised primarily of refined products, natural gas liquids, and materials and supplies. Refined products and natural gas liquids inventories are stated at the lower of average cost or market. The average cost method is used for materials and supplies.

                         Williams Pipe Line Company, LLC

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost. Depreciation of property, plant and equipment is provided on the straight-line method over estimated useful lives ranging from 6 to 59 years. Gains or losses from the ordinary sale or retirement of property, plant and equipment are credited or charged to accumulated depreciation under FERC accounting guidelines. Other gains or losses are recorded in other income.

IMPAIRMENT OF LONG-LIVED ASSETS

Williams Pipe Line evaluates long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in management's judgment, that the carrying value of such assets may not be recoverable. When such a determination has been made, management's estimate of undiscounted future cash flows attributable to the assets is compared to the carrying value of the assets. If an impairment of the carrying value has occurred, the amount of the impairment recognized in the financial statements is determined by estimating the fair value of the assets and recording a loss for the amount that the carrying value is greater than fair value.

For assets identified to be disposed of in the future, the carrying value of these assets is compared to the estimated fair value, less the cost to sell to determine if recognition of impairment is required. Until the assets are disposed of, the estimate of fair value is redetermined when related events or circumstances change.

Judgments and assumptions are inherent in management's estimate of undiscounted future cash flows used to determine recoverability of an asset and the estimate of an asset's fair value used to calculate the amount of impairment to recognize. The use of alternate judgments and/or assumptions could result in the recognition of different levels of impairment charges in the financial statements.

CAPITALIZATION OF INTEREST

Williams Pipe Line capitalizes interest on projects based on the approximate average interest rate on debt owed by Williams. For FERC reporting, capitalization of interest is allowed only when specific borrowing is directly associated with a capital project.

                         Williams Pipe Line Company, LLC

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Williams Pipe Line recognizes transportation revenue on petroleum products transported when shipments are complete and defers the estimated revenue for shipments in transit. Injection service fees associated with customer proprietary additives are recognized upon injection to the customer's product, which occurs at the time the product is delivered. Leased storage and other revenues are recognized upon provision of contract services. Other revenue, principally blending and fractionation revenue, is recognized upon sale of the product.

INCOME TAXES

Williams Pipe Line is included in Williams' consolidated federal income tax return. Deferred income taxes are computed using the liability method and are provided on all temporary differences between the financial basis and the tax basis of Williams Pipe Line's assets and liabilities. Williams Pipe Line's federal provision is computed at existing statutory rates as though a separate federal tax return were filed. Williams Pipe Line pays its tax liability to Williams as per its tax sharing agreement with Williams.

EMPLOYEE STOCK-BASED AWARDS

Williams' employee stock-based awards are accounted for under provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Williams' fixed plan common stock options do not result in compensation expense because the exercise price of the stock options equals the market price of the underlying stock on the date of grant.

RECENT ACCOUNTING STANDARDS

The Financial Accounting Standards Board (FASB) issued Statement of Financial Standards (SFAS) Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". This was followed in June 2000 by the issuance of SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," which amends SFAS No. 133. SFAS No. 133 and No. 138 establish accounting and reporting standards for derivative financial instruments. The standards require that all derivative financial instruments be recorded on the balance sheet at their fair value. Changes in fair value of derivatives will be recorded each period in earnings if the derivative is not a hedge. If a derivative qualifies for special hedge accounting, changes in the fair value of the derivative will either be recognized in earnings as an offset against the change in fair value of the hedged assets, liabilities or firm commitments also recognized in earnings, or the changes in fair value will be deferred on the balance sheet until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will

                         Williams Pipe Line Company, LLC
be recognized immediately in earnings. These standards were adopted on January 1, 2001. There was no impact to Williams Pipe Line's financial position, results of operations or cash flows from adopting these standards.

The FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 establishes accounting and reporting standards for business combinations and requires all business combinations to be accounted for by the purchase method. The Statement is effective for all business combinations initiated after June 30, 2001, and any business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001, or later. SFAS No. 142 addresses accounting and reporting standards for goodwill and other intangible assets. Under the provisions of this Statement, goodwill and intangible assets with indefinite useful lives are no longer amortized, but will be tested annually for impairment. Williams Pipe Line has no goodwill or other intangible assets; thus, adoption of this standard has no effect. Application of the non-amortization provisions will not impact the comparability of the Consolidated Statement of Income.

The FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and amends FASB Statement No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." The Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the associated asset retirement costs be capitalized as a part of the carrying amount of the long-lived asset. The Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The effect of this standard on Williams Pipe Line results of operations and financial position is being evaluated.

The FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", and amends Accounting Principals Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The Statement retains the basic framework of SFAS No. 121, resolves certain implementation issues of SFAS No. 121, extends applicability to discontinued operations, and broadens the presentation of discontinued operations to include a component of an entity. The Statement is being applied prospectively, beginning January 1, 2002. Adoption of the Statement did not have any initial impact on Williams Pipe Line's results of operations or financial position.

                         Williams Pipe Line Company, LLC

2. MAJOR CUSTOMERS AND CONCENTRATIONS

Williams Pipe Line transports refined petroleum products for refiners and marketers in the petroleum industry. The major concentration of Williams Pipe Line's customers is located in the central United States. A prepayment process authorized by tariffs filed with the FERC is employed for all petroleum product shippers on Williams Pipe Line's system. Due to the prepayment process employed, credit losses to shippers have been limited.

Williams affiliates, as a group, and Customer A are major customers of Williams Pipe Line. No other customer accounted for more than 10% of total revenues during 2001, 2000 and 1999. The percentage of revenues derived by customer is provided below:

                                                      1999       2000        2001
                                                     -------    -------    -------
Williams                                                  23%        27%        21%
Customer A                                                10%        12%        11%
                                                     -------    -------    -------

Total                                                     33%        39%        32%
                                                     =======    =======    =======


Williams Pipe Line's labor force of 601 employees is concentrated in the central United States. At December 31, 2001, thirty-eight percent of the employees were represented by a union and covered by collective bargaining agreements that expired in February 2002.

3. RELATED PARTY TRANSACTIONS

Williams Pipe Line has entered into agreements with various Williams' subsidiaries. Agreements with Williams Energy Marketing & Trading (EM&T) provide for sales of blended gasoline processed by Williams Pipe Line and sales of pipeline inventory overages, as well as lease storage capacity. Williams Pipe Line has entered into agreements with Mid-America Pipeline and Williams Bio Energy to provide for tank storage and pipeline system storage, respectively. Williams Pipe Line also has an agreement with Williams Refining & Marketing for sales of blended gasoline. In addition, both EM&T and Williams Refining & Marketing ship product on the pipeline system. The following are revenues from various Williams' subsidiaries (in thousands):

                         Williams Pipe Line Company, LLC

3. RELATED PARTY TRANSACTIONS (CONTINUED)

                                                             1999         2000         2001
                                                          ----------   ----------   ----------
Williams Energy Marketing & Trading                       $   74,562   $   94,432   $   69,550
Mid-America Pipeline                                             282          282
                                                                                           285
Williams Refining & Marketing                                     --           --        4,045
Williams Bio Energy                                            2,857        2,379        3,447
Other                                                            495           20           26
                                                          ----------   ----------   ----------
                                                          $   78,196   $   97,113   $   77,353
                                                          ==========   ==========   ==========

Williams and Energy Services charge their affiliates for certain general and administrative expenses which are directly identifiable or allocable to the affiliates. The majority of these expenses are reflected within general and administrative expenses. Allocated general and administrative expenses are based on a three-factor formula, which is FERC-accepted and considers operating margins, property, plant and equipment and payroll. Williams Pipe Line has various other transactions with Williams and its subsidiaries in the ordinary course of business. Williams Pipe Line has also entered into agreements with EM&T to purchase product for natural gas liquids activity, transmix for fractionation activity and product to settle shortages. Mid-America Pipeline also leases storage space to Williams Pipe Line. The following are costs and expenses from various Williams subsidiaries (in thousands):

                                                             1999         2000         2001
                                                          ----------   ----------   ----------
Energy Services - directly allocable expenses             $   21,902   $   22,064   $   18,408
Williams - allocated general corporate expenses                2,938        8,656        9,730
Energy Marketing & Trading - product purchases                25,276       47,466       80,959
Mid-America Pipeline - operating and maintenance                  --          546          846

In addition to the above allocations, Williams allocates interest expense charges to Energy Services, which are then allocated to Williams Pipe Line based on its inter-company debt balances (see note 8). Williams Pipe Line also participates in employee benefit plans and long-term incentive plans sponsored by Williams (see notes 5 and 9).

Williams Pipe Line has contributed $924,000 to Longhorn Partners Pipeline (Longhorn) in exchange for a 0.3% interest. Williams Pipe Line also has an agreement to construct a pipeline, terminals and stations and charge a fee for these services to Longhorn. Under this agreement, Williams Pipe Line pays for construction costs and is reimbursed by Longhorn. The agreement allows Longhorn to defer payment of certain construction costs until it generates break-even cash flows and allows Williams Pipe Line to charge interest on the outstanding receivable balance. Williams Pipe Line also has an agreement to manage the pipeline for Longhorn for an agreed-upon monthly fee. The total amount

                         Williams Pipe Line Company, LLC

3. RELATED PARTY TRANSACTIONS (CONTINUED)

receivable from Longhorn at December 31, 2001 and 2000 was $16,837,000 and $19,953,000 (which includes $3,116,000 classified as current), respectively.


4. PROVISION FOR INCOME TAXES

The provision for income taxes is as follows (in thousands):

                                                        1999         2000         2001
                                                     ----------   ----------   ----------
Current:
   Federal                                           $   10,466   $   24,779   $   19,405
   State                                                  1,272        3,406        3,669
                                                     ----------   ----------   ----------

                                                     $   11,738   $   28,185   $   23,074
Deferred:
   Federal                                           $   15,733   $      126   $    5,434
   State                                                  2,506          261          817
                                                     ----------   ----------   ----------
                                                     $   18,239   $      387   $    6,251
                                                     ----------   ----------   ----------
     Provision for income taxes                      $   29,977   $   28,572   $   29,325
                                                     ==========   ==========   ==========


Reconciliations from the provision for income taxes at the federal statutory rate to the effective tax rate for the provision for income taxes are as follows (in thousands):


                                                             1999         2000         2001
                                                          ----------   ----------   ----------
Provision at statutory rate                               $   27,408   $   26,064   $   26,408
Increases in taxes resulting from:
   State income taxes (net of federal benefit)                 2,456        2,383        2,916
   Other-net                                                     113          125            1
                                                          ----------   ----------   ----------
Provision for income taxes                                $   29,977   $   28,572   $   29,325
                                                          ==========   ==========   ==========

                         Williams Pipe Line Company, LLC

4. PROVISION FOR INCOME TAXES (CONTINUED)

Significant components of deferred tax liabilities and assets as of December 31 of each year are as follows (in thousands):

                                                             2000         2001
                                                          ----------   ----------
Deferred tax liabilities:
   Property, plant and equipment                          $  142,864   $  147,775
   Other                                                         650          841
                                                          ----------   ----------
        Total deferred tax liabilities                    $  143,514   $  148,616

Deferred tax assets:
     Other                                                     6,415        5,266
                                                          ----------   ----------
        Total deferred tax assets                         $    6,415   $    5,266
Valuation allowance                                            1,989        1,989
                                                          ----------   ----------
        Net deferred tax assets                           $    4,426   $    3,277
                                                          ----------   ----------
Overall net deferred tax liabilities                      $  139,088   $  145,339
                                                          ==========   ==========



5. EMPLOYEE BENEFIT PLANS

Williams Pipe Line maintains a separate non-contributory defined-benefit pension plan, which covers union employees (union plan). Substantially all remaining employees are covered by Williams' non-contributory defined-benefit pension plan in which Williams Pipe Line is included. Williams Pipe Line is also included in Williams' health care plan that provides post-retirement medical benefits to certain retired employees.

Contributions for pension and post-retirement medical benefits related to Williams Pipe Line's participation in the Williams plans were $1,187,000, $965,000 and $1,467,000 in 2001, 2000 and 1999, respectively.

The following table presents the changes in benefit obligations and plan assets for pension benefits for the union plan for the years indicated. It also presents a reconciliation of the funded status of these benefits to the amount recognized in the accompanying balance sheet at December 31 of each year indicated (in thousands):

                         Williams Pipe Line Company, LLC

5. EMPLOYEE BENEFIT PLANS (CONTINUED)

                                                                  2000            2001
                                                               -----------    -----------
Change in benefit obligation:
    Benefit obligation at beginning of year                    $    17,125    $    19,021
    Service cost                                                       688            889
    Interest cost                                                    1,340          1,490
    Actuarial loss                                                   1,351          1,279
    Benefits paid                                                   (1,483)        (1,082)
                                                               -----------    -----------
    Benefit obligation at end of year                          $    19,021    $    21,597
Change in plan assets:
    Fair value of plan assets at beginning of year             $    23,341    $    21,422
    Loss on plan assets                                               (436)        (1,640)
    Benefits paid                                                   (1,483)        (1,082)
                                                               -----------    -----------
    Fair value of plan assets at end of year                   $    21,422    $    18,700
                                                               -----------    -----------
Funded status                                                  $     2,401    $    (2,897)
Unrecognized net actuarial loss                                        298          5,399
Unrecognized prior service cost                                        473            420
Unrecognized transition asset                                         (126)            --
                                                               -----------    -----------
Prepaid benefit cost                                           $     3,046    $     2,922
                                                               ===========    ===========


Net pension benefit cost for the union plan consists of the following (in thousands):

                                                                FOR THE YEAR ENDED
                                                                   DECEMBER 31,
                                                        1999           2000           2001
                                                     -----------    -----------    -----------
Components of net periodic pension expense:
Service cost                                         $       801    $       688    $       889
Interest cost                                              1,346          1,340          1,490
Expected return on plan assets                            (1,903)        (2,075)        (2,182)
Amortization of transition asset                            (135)          (135)          (126)
Amortization of prior service cost                            53             53             53
Recognized net actuarial loss                                 88             --             --
                                                     -----------    -----------    -----------
Net periodic pension expense (income)                $       250    $      (129)   $       124
                                                     ===========    ===========    ===========


                                                          2000          2001
                                                      -----------    -----------
Discount rate                                                7.50%          7.50%
Expected return on plan assets                              10.00%         10.00%
Rate of compensation increase                                5.00%          5.00%


Williams maintains various defined contribution plans in which Williams Pipe Line employees are included. Williams Pipe Line's costs related to these plans were $1,945,000, $1,588,000 and $1,584,000 in 2001, 2000 and 1999, respectively.

                         Williams Pipe Line Company, LLC

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                         1999         2000           2001
                                                     -----------   -----------   -----------
Carrier property:
    In service                                       $   832,465   $   882,050   $   905,144
    Construction in progress                              33,322        15,153        13,575
Noncarrier property                                       36,907        39,498        38,968
                                                     -----------   -----------   -----------
                                                     $   902,694   $   936,701   $   957,687
                                                     ===========   ===========   ===========

Carrier property is defined as pipeline assets regulated by the FERC. Noncarrier property primarily represents storage terminal and tankage assets not regulated by the FERC.


7. ACCRUED LIABILITIES

Accrued liabilities consists of the following (in thousands):

                                                                DECEMBER 31,
                                                              2000          2001
                                                          -----------   -----------
Taxes, other than income taxes                            $     8,389   $     7,634
Current income taxes - affiliate                                5,465         8,544
Employee costs                                                  4,259         3,809
Environmental remediation                                       8,131         7,745
Casualty loss                                                   3,626           927
Product purchases                                               3,436         3,041
Other                                                           4,696         3,398
                                                          -----------   -----------
                                                          $    38,002   $    35,098
                                                          ===========   ===========


8. LONG-TERM DEBT AFFILIATE

Long-term debt consists of the following (in thousands):

                                                                DECEMBER 31,
                                                              2000          2001
                                                          -----------   -----------
Energy Services Affiliate Note                            $   160,543   $   138,172
Williams Pipe Line Affiliate Note                              46,226            --
                                                          -----------   -----------
                                                          $   206,769   $   138,172
                                                          ===========   ===========

                         Williams Pipe Line Company, LLC

8. LONG-TERM DEBT AFFILIATE (CONTINUED)

Williams Pipe Line is a participant in an inter-company note between Energy Services and Williams. Terms of the affiliate note require payment on demand; however, Williams has no plans or intentions to demand payment within the next twelve months. Under Energy Services cash management practices, Williams Pipe Line shares banking arrangements with other Energy Services subsidiaries. Interest expense charges from Williams to Energy Services are allocated to Williams Pipe Line based on Energy Services subsidiaries inter-company balances. Interest rates varied with current market conditions (2.83% at December 31, 2001 and 7.57% at December 31, 2000).

At December 31, 2000, Williams Pipe Line had an Affiliate Note payable to Williams. This note was repaid during 2001. Interest was calculated and paid monthly. Interest rates varied with current market conditions (7.57% at December 31, 2000).

During years ending December 31, 2001, 2000, and 1999, cash payments for interest, net of amounts capitalized, were $2,610,000, $11,253,000 and $13,656,000, respectively.


9. LONG-TERM INCENTIVE PLANS

Williams has several plans providing for common-stock-based awards in Williams stock to its employees and to employees of its subsidiaries. The plans permit the granting of various types of awards including, but not limited to, stock options, stock-appreciation rights, restricted stock and deferred stock. Awards may be granted for no consideration other than prior and future services or based on certain financial performance targets being achieved. The purchase price per share for the stock options and the grant price for stock-appreciation rights may not be less than the market price of the underlying stock on the date of grant. Depending on the terms of the respective plans, stock options generally become exercisable in one-third increments each year from the anniversary of the grant or after three or five years, subject to accelerated vesting if certain future stock prices or if specific financial performance targets are achieved. Stock options expire 10 years after grant.

The following summary reflects stock option activity for 1999, 2000 and 2001, for those Williams employees supporting Williams Pipe Line's operations:

                         Williams Pipe Line Company, LLC

9. LONG-TERM INCENTIVE PLANS (CONTINUED)

                                         1999                  2000                   2001
                                 --------------------   --------------------   --------------------
                                             Weighted-              Weighted-              Weighted-
                                             Average                Average                Average
                                             Exercise               Exercise               Exercise
                                  Options     Price     Options      Price      Options     Price
                                 --------    --------   --------    --------   --------    --------
Outstanding - beginning
  of year                         193,972    $  21.71    252,305    $  27.68    298,200    $  31.27
Granted                           100,894    $  35.93     62,087    $  42.29     71,145    $  35.05
Exercised                         (42,561)   $  20.02    (16,083)   $  17.80     (6,791)   $  15.03
Forfeited                              --          --       (109)      34.54         --          --
                                 --------    --------   --------    --------   --------    --------
Outstanding - end of year         252,305    $  27.68    298,200    $  31.27    362,554    $  32.32
                                 --------    --------   --------    --------   --------    --------
Exercisable at year end           209,468    $  26.28    255,472    $  30.73    248,681    $  31.16
                                 ========    ========   ========    ========   ========    ========

The following summary provides information about outstanding and exercisable Williams stock options held by employees supporting Williams Pipe Line at December 31, 2001:

                                                                             Weighted-
                                                               Weighted-      Average
                                                               Average       Remaining
                                                               Exercise     Contractual
Range of Exercise Prices                          Options        Price         Life
------------------------                        -----------   -----------   -----------
$12.22 to $15.89                                     30,097   $     14.76     4.4 years
$20.83 to $28.98                                     85,737   $     25.03     6.0 years
$31.56 to $42.29                                    246,720   $     36.99     8.0 years
                                                -----------
Total                                               362,554   $     32.32     7.3 years
                                                ===========

The estimated fair value at the date of the grant of options for Williams common stock granted in 1999, 2000 and 2001, using the Black-Scholes option pricing model, is as follows:


                                                       1999          2000         2001
                                                     ---------    ---------    ---------
Weighted-average grant date fair value of
options granted during the year                      $   11.90    $   15.44    $   11.08
                                                     =========    =========    =========
Assumptions:
   Dividend yield                                          1.5%         1.5%         1.9%
   Volatility                                             28.0%        31.0%        34.5%
   Risk-free interest rate                                 5.6%         6.5%         4.8%
   Expected life (years)                                   5.0          5.0          5.0

                         Williams Pipe Line Company, LLC

9. LONG-TERM INCENTIVE PLANS (CONTINUED)

Pro Forma net income, assuming Williams Pipe Line had applied the fair-value method of SFAS No. 123, "Accounting for Stock-Based Compensation" in measuring compensation costs beginning with 1999 employee stock-based awards, is as follows (in thousands):

                                 1999                     2000                      2001
                       Pro Forma     Reported    Pro Forma     Reported    Pro Forma     Reported
                       ----------   ----------   ----------   ----------   ----------   ----------
Net Income             $   47,592   $   48,333   $   45,306   $   45,897   $   46,027   $   46,125


10. CONTINGENT LIABILITIES

Various proceedings are pending against Williams Pipe Line which are incidental to its operations. While no assurances may be given, Williams Pipe Line, based on advice of counsel, does not believe that the ultimate resolution of the various matters, taken as a whole and after consideration of amounts accrued, insurance coverage, recovery from customers or other indemnification arrangements, will have a materially adverse effect upon Williams Pipe Line's future financial position, results of operations or cash flow requirements.

Williams Pipe Line accrues environmental remediation costs for its petroleum products pipeline. In addition, Williams Pipe Line owns a discontinued petroleum refining facility that is being evaluated for potential remediation efforts. At December 31, 2001, the balance in accrued environmental liabilities was $11,526,000, of which $3,781,000 is classified as non-current. It is possible that changes in estimates will occur, although accruals are generally determined based on site-specific plans for remediation, taking into account prior remediation experience.

11. SUBSEQUENT EVENTS (UNAUDITED)

On April 11, 2002, Williams Energy Partners completed the acquisition of Williams Pipe Line for a purchase price of approximately $1.0 billion.

Williams Pipe Line's union employees ratified a new four-year collective bargaining agreement with Williams Pipe Line in March 2002.